Exhibit 23.02

                    INDEPENDENT AUDITORS' CONSENT


    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 22, 1995 relating to the financial statements of Virgo Optics (a Division of Sandoz Chemicals Corporation) for the period January 1 to December 29, 1994, which appears in the Form 8-K for the event dated October 2, 1995.


/s/ Alpern, Rosenthal & Company
Pittsburgh, Pennsylvania
May 24, 1996